                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               MAF Bancorp, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                     [MAF Bancorp, Inc. Logo Appears Here]


                          55th Street & Holmes Avenue
                     Clarendon Hills, Illinois 60514-1500
                                (630) 325-7300



                                       March 23, 2001



Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders of MAF Bancorp, Inc., which will be held on Wednesday, April 25, 2001 at Marie's Ashton Place, 341 W. 75th Street, Willowbrook, Illinois 60514, at 10:00 a.m.

  The attached Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. Directors and officers of MAF Bancorp as well as a representative of KPMG LLP will be present at the Meeting to respond to any questions from our shareholders regarding the business to be transacted.

  The Board of Directors of MAF Bancorp has determined that the specific proposals to be considered at the Meeting are in the best interests of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends a vote "FOR" each of these matters.

  YOUR VOTE IS IMPORTANT. Please sign and return the enclosed proxy card promptly in the postage-paid envelope. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

  On behalf of the Board of Directors and all the employees of the Company and Mid America Bank, I wish to thank you for your continued support.

  Sincerely yours,


                                         /s/ Allen Koranda

                                         Allen Koranda
                                         Chairman of the Board and
                                         Chief Executive Officer

                     [MAF Bancorp, Inc. Logo Appears Here]


                          55th Street & Holmes Avenue
                     Clarendon Hills, Illinois 60514-1500
                                (630) 325-7300


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held On April 25, 2001

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MAF Bancorp, Inc. will be held at Marie's Ashton Place, 341 W. 75th Street, Willowbrook, Illinois 60514 on Wednesday, April 25, 2001 at 10:00 a.m.

     The Meeting is for the purpose of considering and voting upon the following matters:

     1.   Election of four directors for terms of office of three years each, or
          until their   successors are elected and qualified;

     2. Approval of a proposed amendment to the MAF Bancorp, Inc. 2000 Stock Option Plan;

     3. Ratification of the appointment of KPMG LLP as independent auditors of MAF Bancorp, Inc. for the year ending December 31, 2001; and

     4. Such other matters as may properly come before the Meeting or any adjournments thereof, including whether or not to adjourn the Meeting.

     The Board of Directors has fixed March 7, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on such record date will be entitled to vote at the Meeting or any adjournments thereof. In the event there are not sufficient shares represented for a quorum or to approve any one or more of the foregoing proposals at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the Meeting will be available at the Company's offices located at Mid America Bank, 55th Street & Holmes Avenue, Clarendon Hills, Illinois 60514-1500, for a period of ten days prior to the Meeting and will also be available at the Meeting.

     EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

                                          By Order of the Board of Directors


                                          /s/ Carolyn Pihera

                                              Carolyn Pihera
                                              Corporate Secretary

Clarendon Hills, Illinois
March 23, 2001

                               TABLE OF CONTENTS
                               -----------------

                                                                               Page
                                                                               ----
Section 1.  Establishment, Purpose, and Effective Date of Plan                  B-1
              1.1     Establishment...........................................  B-1
              1.2     Purpose.................................................  B-1
              1.3     Effective Date..........................................  B-1

Section 2.  Definitions                                                         B-1
              2.1     Definitions.............................................  B-1
              2.2     Gender and Number.......................................  B-3

Section 3.  Eligibility and Participation.....................................  B-3
              3.1     Eligibility and Participation............................ B-3

Section 4.  Administration....................................................  B-3
              4.1     Administration..........................................  B-3

Section 5.  Stock Subject to Plan.............................................  B-3
              5.1     Number of Shares Available for Awards...................  B-3
              5.2     Individual Participant Limitations......................  B-3
              5.3     Reuse...................................................  B-4
              5.4     Adjustment in Capitalization............................  B-4

Section 6.  Duration of Plan                                                    B-4
              6.1     Duration of Plan........................................  B-4

Section 7.  Stock Options.....................................................  B-4
              7.1     Grant of Options........................................  B-4
              7.2     Option Agreement........................................  B-4
              7.3     Option Price............................................  B-4
              7.4     Exercise of Options.....................................  B-5
              7.5     Payment.................................................  B-5
              7.6     Limitations on ISOs.....................................  B-6
              7.7     Restrictions on Stock Transferability...................  B-6
              7.8     Termination of Employment or as a Director Due to Death,
                      Disability, Retirement or after a Change in Control.....  B-6
              7.9     Other Termination of Employment or as a Director........  B-7
              7.10    Nontransferability of Options...........................  B-7

Section 8.  Limited Rights                                                      B-8
              8.1     Grant of  Limited Rights................................  B-8
              8.2     Terms of Rights.........................................  B-8
              8.3     Effect on Related Option................................  B-8
              8.4     Payment.................................................  B-8
              8.5     Term of Limited Right...................................  B-8
              8.6     Termination of Employment...............................  B-8


Section 9.  Beneficiary Designation...........................................  B-8
              9.1     Beneficiary Designation.................................  B-8

Section 10.  Rights of Employees..............................................  B-9
              10.1    Employment..............................................  B-9
              10.2    Participation...........................................  B-9

Section 11.  Change in Control................................................  B-9
              11.1    In General..............................................  B-9
              11.2    Definition..............................................  B-9

Section 12.  Amendment, Modification, and Termination of Plan.................. B-10
              12.1    Amendment, Modification, and Termination of Plan........  B-10

Section 13.  Tax Withholding..................................................  B-10
              13.1    Tax Withholding.........................................  B-10
              13.2    Share Withholding.......................................  B-10

Section 14.  Indemnification..................................................  B-11
              14.1    Indemnification.........................................  B-11

Section 15.  Requirements of Law..............................................  B-11
              15.1    Requirements of Law.....................................  B-11
              15.2    Governing Law...........................................  B-11

                     [MAF Bancorp, Inc. Logo Appears Here]


                          55th Street & Holmes Avenue
                     Clarendon Hills, Illinois 60514-1500


                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

                                 April 25, 2001


Solicitation and Voting of Proxies

     This Proxy Statement is being furnished to shareholders of MAF Bancorp, Inc. in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders to be held at Marie's Ashton Place, 341 W. 75th Street, Willowbrook, Illinois 60514 on Wednesday, April 25, 2001 at 10:00 a.m., and at any adjournments thereof. The 2000 Annual Report to Shareholders and Form 10-K, including the audited consolidated financial statements as of and for the year ended December 31, 2000, accompanies this Proxy Statement, which is first being mailed to shareholders on or about
March 23, 2001.

     Regardless of the number of shares of common stock owned, it is important that shareholders be represented by proxy or present in person at the Meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of MAF Bancorp will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the election of the Board of Directors' nominees and FOR the approval or ratification of the other specific proposals presented in this Proxy Statement.

     The Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournments thereof, including whether or not to adjourn the Meeting.

     A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Meeting.

     The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company has retained Georgeson Shareholder Communications, Inc. to assist with the solicitation of proxies for a fee of $4,500, plus reimbursement for out-of-pocket expenses. Proxies may also be solicited personally or by telephone or facsimile by directors, officers and regular employees of the Company and Mid America Bank, fsb (the "Bank"), without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to, and obtain proxies from, such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities

     The securities that may be voted at the Meeting consist of shares of common stock of MAF Bancorp (the "Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Meeting, except as described below. There is no cumulative voting for the election of directors. The close of business on March 7, 2001, has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the record date was 22,855,601.

     As provided in Article Fourth of the Company's Certificate of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock are not entitled to any vote in respect of the shares held in excess of this limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the limit supply information to the Company to enable the Board of Directors to implement and apply the limit.

     The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting from shares outstanding any shares held in excess of the 10% limit described in the preceding paragraph) is necessary to constitute a quorum at the Meeting. Shares covered by broker non-votes, if any, will be considered votes cast for purposes of determining the presence of a quorum. In the event there are not sufficient shares represented for a quorum or to approve any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder of record to vote "FOR" election of the nominees proposed by the Board, or to "WITHHOLD" authority to vote "FOR" one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the approval of an amendment to the MAF Bancorp, Inc. 2000 Stock Option Plan being proposed for stockholder action in Proposal 2, the proxy card being provided by the Board of Directors enables a stockholder to check the appropriate box on the proxy card to (i) vote "FOR" approval of the Plan amendment; (ii) vote "AGAINST" approval of the Plan amendment; or (iii) "ABSTAIN" from voting on approval of the Plan amendment. An affirmative vote of the holders of a majority of the shares of Common Stock present at the Meeting, in person or by proxy, and entitled to vote, is required to constitute stockholder approval of this proposal. Shares as to which the "ABSTAIN" box has been selected on the proxy card with respect to Proposal 2 will be counted as present and entitled to vote and will have the effect of a vote against the matter. In contrast, shares underlying broker non-votes or in excess of the 10% limit described above will not be counted as present and entitled to vote and these proxies will have no effect on the vote on Proposal 2.

     As to ratification of KPMG LLP as independent auditors of the Company set forth in Proposal 3, and all other matters that may properly come before the Meeting, under the Company's bylaws, unless otherwise required by law, such matters must be approved by a majority of the votes cast, including proxies marked "ABSTAIN" as to that matter. Shares underlying broker non-votes or in excess of the 10% limit described above will not be counted as shares voting on these matters.

     Proxies solicited hereby will be returned to the proxy solicitor or the Company's transfer agent, and will be tabulated by inspectors of election designated by the Board, who will not be employed by, or act as directors of, the Company or any of its affiliates.

Security Ownership of Certain Beneficial Owners


     As of the record date, management was not aware of any persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock.

Interest of Certain Persons in Matters to be Acted Upon

     With the exception of Kenneth Koranda, President of the Company and the Bank, no person being nominated as a director under Proposal 1, "Election of Directors," is being proposed for election pursuant to any agreement or understanding between any person and MAF Bancorp. Pursuant to his employment agreement with MAF Bancorp, failure to nominate Kenneth Koranda to the Board of Directors, if followed by his voluntary or involuntary termination, would obligate the Company to make certain payments to him under the terms of his agreement. Payments and other benefits due Kenneth Koranda under the agreement are described in "Employment and Special Termination Agreements." In addition, directors and executive officers are eligible to receive awards pursuant to the MAF Bancorp, Inc. 2000 Stock Option Plan, an amendment to which is being voted on under Proposal 2. The amendment would increase the number of shares available for option grants.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge during the year ended December 31, 2000, all required Section 16(a) reports were timely filed except for: (1) the purchase of 24 shares in various transactions in 1998-1999 by Alan Schatz, First Vice President, which were reported in 2000;
(2) the purchase of 33 shares in various transactions in 1997-1999 by Andrew Zych, director, which were reported in 2000; (3) the surrender of shares in payment of a 1999 stock option exercise price by Kenneth Rusdal, Senior Vice President, which was reported in 2001; and (4) the 1999 receipt by Robert Bowles of shares by gift, which was reported in 2000.

                    PROPOSALS TO BE VOTED ON AT THE MEETING

                      PROPOSAL 1.  ELECTION OF DIRECTORS


      Pursuant to the Company's bylaws, the number of directors is set at twelve
(12), unless otherwise designated by the Board. The current number of directors designated by the Board is eleven (11). Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

     The four nominees being proposed for election at the Meeting to serve a three-year term of office are Terry A. Ekl, Kenneth Koranda, Lois B. Vasto and Jerry A. Weberling. Each of the nominees currently serves as a director of the Company and the Bank.

     In the event that any nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for any director is withheld, the shares represented by the enclosed proxy card, if executed, will be voted FOR election of each of the nominees.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.


Information with respect to Nominees, Continuing Directors and Others

     The table on the following page sets forth the names of nominees, continuing directors, and "Named Executive Officers," as listed in "Executive Compensation-Summary Compensation Table," their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each became a director of the Company, the year in which their terms (or in the case of nominees, their proposed term) as directors of the Company expire, and the amount of Common Stock and the percent thereof beneficially owned by each and all directors and executive officers as a group, as of the record date. Each of the members of the Board of Directors of MAF Bancorp also presently serves as a director of the Bank.

Name and Principal Occupation               Director of                       Shares of Common
at Present and                              the Company   Expiration of      Stock Beneficially     Ownership
for the Past Five Years                Age     Since     Term as Director        Owned (1)         Percentage
-------------------------------------  ---  -----------  ----------------  ----------------------  -----------
NOMINEES
--------
Terry A. Ekl.........................   53         1995              2004           31,346 (2)(3)           *
Partner in the law firm
of Connolly, Ekl &
Williams, P.C.

Kenneth Koranda......................   51         1989              2004        1,112,875 (2)           4.82%
President of the Company and the
Bank.  Mr. Koranda is the brother
of Allen H. Koranda.

Lois B. Vasto........................   67         1989              2004           56,079 (2)(3)(4)        *
Senior Vice President/Loan
Operations of the Company and
the Bank until her retirement in
January, 1997.  Ms. Vasto served
as a consultant to the Bank until
December 31, 1997.

Jerry A. Weberling...................   49         1998              2004          201,167 (2)(4)          *
Executive Vice President and
Chief Financial Officer of the
Company and the Bank.

CONTINUING DIRECTORS
-------------------------------------

Allen H. Koranda.....................   55         1989              2002          920,014 (2)           3.98%
Chairman of the Board and Chief
Executive Officer of the Company
and the Bank.  Mr. Koranda is the
brother of Kenneth Koranda.

Robert Bowles, MD....................   54         1989              2002           61,710 (2)(3)          *
Chairman of the Board of Physician
Associates of Florida, Orlando,
Florida, and practicing physician.

David Burba..........................   53         1999              2002          308,324 (2)           1.34
Executive Vice President of the
Company and the Bank since January,
1999.  Former Chairman and
President, Westco Bancorp, Inc.

Henry Smogolski......................   69         1996              2002          220,458 (2)(3)          *
Former Chairman of the Board
and Chief Executive Officer,
N.S. Bancorp, Inc.

Joe F. Hanauer.......................   63         1990              2003          423,040 (2)(3)        1.85
Principal of Combined Investments,
L.P., Director and former Chairman
of the Board of Grubb and Ellis Co.,
and Director of Homestore.com, Inc.

Name and Principal Occupation                 Director of                       Shares of Common
at Present and                                the Company   Expiration of      Stock Beneficially    Ownership
for the Past Five Years                  Age     Since     Term as Director        Owned (1)         Percentage
---------------------------------------  ---  -----------  ----------------  ----------------------  ----------

CONTINUING DIRECTORS

F. William Trescott....................   71         1989              2003           36,297 (2)(3)      *
Assistant Superintendent of
Hinsdale Township High School
District 86, Hinsdale, Illinois until
his retirement in 1994.

Andrew J. Zych.........................   59         1996              2003          310,602 (2)(3)     1.36
Former Director and Executive
Vice President, N.S. Bancorp, Inc.

NAMED EXECUTIVE
OFFICERS (who are not
directors)

Kenneth B. Rusdal......................   59          N/A               N/A          105,009 (2)         *
Senior Vice President-Operations
and Information Systems of the
Company and the Bank.

Stock Ownership of all Directors                                                   4,383,934 (2)       18.24%
and Executive Officers
as a Group (18 persons)

* Less than 1%
________________________
(1) "Shares of Common Stock Beneficially Owned" includes: stock held in joint tenancy; stock owned as tenants in common; stock owned or held by a spouse or other member of the individual's household; stock allocated, purchased or owned through an employee benefit plan of the Company or Bank; except when indicated by footnote, stock in which the individual either has or shares voting and/or investment power; and stock subject to options currently exercisable or exercisable within 60 days of March 7, 2001. Each person or relative of such person whose shares are included herein, exercises sole or shared voting and dispositive power as to the shares reported.
(2)  Includes 240,757, 238,336, 95,230, 102,080 and 76,415 shares for Messrs. A.
     Koranda, K. Koranda, Weberling, Burba and Rusdal, respectively, which may be acquired pursuant to options granted under the MAF Bancorp, Inc. 1990 Incentive Stock Option Plan (the "1990 Plan") and the MAF Bancorp, Inc. Amended and Restated 1993 Premium Price Stock Option Plan (the "Premium Plan"). In the case of Mr. Burba, such total also includes exercisable options granted under the Westco Bancorp, Inc. 1992 Incentive Stock Option Plan. Also includes 16,875, 9,000, 13,500, 14,625, 13,500, 13,500 and
     14,625 shares for Mr. Ekl, Ms. Vasto and Messrs. Bowles, Smogolski, Hanauer, Trescott and Zych respectively, which may be acquired pursuant to options granted under the 1990 Plan and Premium Plan. Total shares for all directors and executive officers include 1,177,254 shares subject to options granted under these option plans.
(3) Excludes 329 unallocated shares held by the Mid America Bank Management Recognition and Retention Plans and Trusts (the "MRPs") which shares are reflected in the total stock ownership of directors and executive officers as a group. The voting of such shares is directed by the non-employee directors of the Bank. As a result of this shared voting authority, each non-employee director may be deemed to be the beneficial owner of all such shares.
(4) Excludes 58,609 shares held by the Mid America Bank Employees' Profit Sharing Plan which shares are reflected in the total stock ownership of directors and executive officers as a group. The voting and dispositive authority over such shares is directed by the trustees of the plan (Lois Vasto, Jerry Weberling and two other executive officers). As a result of this shared voting and dispositive authority, each trustee may be deemed to be the beneficial owner of all such shares.

Meetings of the Board and Committees of the Board

     During the year ended December 31, 2000, the Board of Directors of the Company held eleven regular meetings and one special meeting. During the year, all directors attended at least 75% of all regular and special Board meetings, and no director of the Company attended fewer than 75% of the aggregate number of total Board meetings held and total meetings of committees on which such director served. The Boards of Directors of the Company and the Bank maintain a number of committees, certain of which are described below.

     The Executive Committee consists of Allen Koranda (Chairman), Kenneth Koranda, Lois Vasto and Robert Bowles. The Committee generally meets as needed and is charged with the responsibility of overseeing the business of the Company and the Bank. The Committee has the power to exercise most of the powers of the Board of Directors in the intervals between meetings of the Board. The Executive Committee held one meeting during 2000.

     The Audit Committee consists of F. William Trescott (Chairman), Joe F. Hanauer and Henry Smogolski. The Committee is responsible for assisting the Board in the oversight of the Company's accounting, reporting and financial controls practices and reports to the Board of Directors concerning audit activities and the results of examinations and any other related matters affecting the Company and the Bank. The Committee met six times during 2000. The Board of Directors has adopted a written charter for the Audit Committee, which is attached hereto as Exhibit A. All members of the Audit Committee meet the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The formal report of the Audit Committee with respect to the year 2000 is shown later in this proxy statement.

     The Administrative/Compensation Committee consists of Robert Bowles (Chairman), F. William Trescott, Terry Ekl and Andrew Zych. Andrew Zych was appointed to the Committee, and Robert Bowles was appointed Chairman, effective May 23, 2000. The Committee is responsible for administering various benefit plans and for reviewing and making recommendations to the Board concerning compensation and other related benefit plans applicable to the Company's executive officers. The Committee met five times during 2000.

     The Nominating Committee consists of Allen Koranda, Robert Bowles and Lois Vasto. The Committee recommends to the Board of Directors the nominees to stand for election at the Company's annual meeting of shareholders. Any nominations other than the Board of Directors' slate must comply with the Company's bylaws with regard to a shareholder slate. The Company's bylaws provide procedures for shareholder nominations for director, as well as for any other proposals by shareholders of business to be brought before the meeting. See "Notice of Business to be Conducted at an Annual Meeting." The Nominating Committee met one time during 2000.

     The Asset/Liability Management Committee consists of Jerry Weberling (Chairman), Robert Bowles, Joe Hanauer, Allen Koranda, Kenneth Koranda, Gerard Buccino and Michael Janssen. The Committee's function is to assist the Board of Directors in monitoring and overseeing the Company's interest rate risk and credit risk exposure. The Committee is also responsible for implementation of the Company's overall asset/liability management and credit policies and for overseeing and making recommendations to the Board concerning other financial areas of the business, including financing transactions, capital utilization and dividend policy. The Committee met eleven times in 2000.

Directors' Compensation

     Directors' Fees. All directors receive annual directors fees of $18,000 ($20,000 beginning in January 2001), and directors who are not also officers receive an additional fee of $450 for each Board meeting and annual meeting attended. Individuals who are not directors but who serve as director emeriti are paid an annual retainer fee of $8,200 ($8,600 beginning in January 2001) plus $100 for each Board meeting they attend. Hugo Koranda, former Chairman of the Board of Directors of the Bank, who presently serves as Chairman Emeritus, is paid an annual retainer fee of $11,500 ($20,000 beginning in January 2001) plus $100 for each Board meeting he attends ($450 beginning in January 2001).

     Directors' Deferred Compensation Plan. The Bank maintains the Mid America Bank Directors' Deferred Compensation Plan. Under the plan, directors may annually elect to defer up to 100% of their annual directors' fees. Directors may choose whether to have their deferred amounts earn interest at 130% of the Moody's Corporate Bond Rate, or invested in the Common Stock of MAF Bancorp. Generally, upon attaining the age of 65 (or, pursuant to an election made by a director, at the later of termination of service or attaining the age of 65), directors are entitled to receive the deferred fees plus accrued interest, or in the case of amounts invested in Common Stock, the associated number of MAF Bancorp shares plus accrued dividends. Such amounts are payable in a lump sum or in installments over a period of time not to exceed fifteen years. Death benefits are provided to the beneficiaries of the plan participants. The amount of deferred directors' fees in 2000 is included in "Executive Compensation-Summary Compensation Table" for the individuals named therein. The shares purchased on behalf of directors through the plan and allocated to directors' accounts are included in beneficial ownership shown in "Information with respect to Nominees, Continuing Directors and Others," for each director and for all directors and executive officers as a group.

     Health Insurance Plan. The Bank maintains a health insurance plan for its non-employee directors, under which directors electing to be covered under the plan must contribute certain amounts to receive coverage under the plan.

     Option Plans. Certain directors of the Company participate in the MAF Bancorp, Inc. 1990 Incentive Stock Option Plan (the "1990 Plan") and the MAF Bancorp, Inc. Amended and Restated 1993 Premium Price Stock Option Plan (the "Premium Plan"). Non-employee directors of the Company who have not previously participated in another option plan of the Company are entitled to receive an initial grant of 5,625 options under the Premium Plan when they become plan participants. In addition, all non-employee directors of the Company who become participants in the Premium Plan receive an annual grant of 2,250 options under the Premium Plan. All options granted to non-employee directors under the Premium Plan are granted at an exercise price of 110% of the fair market value of the Common Stock on the date of grant. During 2000, non-employee directors did not receive a grant of options under the Premium Plan because there were no options available to be granted under the Premium Plan. Each non-employee director did receive a grant of 2,250 options under the 1990 Plan during 2000, at an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant. Directors are also eligible to receive option grants under the MAF Bancorp, Inc. 2000 Stock Option Plan but did not receive a grant of options under this plan in 2000.

Report of the Audit Committee

     The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information, by reference, and shall not otherwise be deemed filed under such Acts.

     In accordance with its written charter adopted by the Board, the Audit Committee of the Board ("Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

     In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee has considered and discussed with the auditors whether the provision of non-audit services or any other relationships impacted their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors, the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed with both the independent and the internal auditors, their audit plans, audit scope and identification of audit risks.

     Management of the Company is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements and for maintaining appropriate accounting principles, financial reporting policies, internal financial controls and procedures to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

     The Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2000, with management and the independent auditors. The Committee also discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and with management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

     The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee's considerations and discussions referred to above do not assure that the audit of the Company's consolidated financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the Company's auditors are in fact "independent."

     Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above, the Committee has recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred with such recommendation.

     Submitted by the Audit Committee of the Company's Board of Directors

          F. William Trescott, Chairman
          Joe F. Hanauer
          Henry Smogolski


Executive Compensation

     The report of the Compensation Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Compensation Committee Report. Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Company's Administrative/Compensation Committee (the "Compensation Committee") has prepared the following report for inclusion in this proxy statement.

     The Compensation Committee is composed solely of independent outside directors. The entire Board has delegated to the committee the responsibility of assuring that the compensation of the Chief Executive Officer and other executive officers is consistent with the compensation strategy, competitive practices, the performance of the Company, and the requirements of appropriate regulatory agencies. Directors who do not sit on the Compensation Committee also participate in executive compensation matters through the review, discussion and ratification of Compensation Committee actions.

     Executive Compensation Philosophy. The Compensation Committee has the following goals for the compensation programs relating to the executives of the Company and the Bank:

* to provide motivation for the executives to enhance earnings per share results by linking a portion of their compensation to the Company's financial performance;

* to provide motivation for the executives to enhance shareholder value by linking a portion of their compensation to the future appreciation in the value of the Company's Common Stock;

* to retain the executive officers who have led the Company to high performance levels and allow the Company to attract high quality executives in the future by providing total compensation opportunities which are consistent with competitive norms of the industry and the Company's level of performance; and

* to maintain reasonable "fixed" compensation costs by targeting base salaries at competitive average to moderately above average levels.

     For purposes of determining the competitive compensation market for the Company's executives, the Compensation Committee has reviewed the compensation paid to top executives of thrifts with total assets and performance results (return on equity) comparable to those of the Company. This information was generally derived from peer group data taken from the SNL Securities Executive Compensation Review, which covers publicly-held thrifts (the "SNL Public Thrift Survey"). In reviewing peer group data, the Compensation Committee chose to use information contained in the SNL Public Thrift Survey because these institutions, similar to the Company, are all publicly-held thrifts or thrift holding companies and many, although not all, of these institutions are included in the peer group index used in the stock performance graph. In addition, the Compensation Committee reviewed the compensation paid to top executives of certain Illinois banks of comparable asset size and reviewed the salary history and performance levels of each of the executive officers in determining appropriate compensation levels.

     In addition to the information cited above, the Compensation Committee, in making compensation decisions for 2000, considered the excellent earnings results over the past few years. The positive trend continued during 2000 as diluted earnings per share increased to $2.40 per share in 2000 compared to $2.07 per share for 1999 and $1.65 per share for 1998.

     During 2000, executive officers' compensation consisted principally of salary, annual incentive bonuses, long-term performance awards and stock option grants. The Committee believes the salaries are generally in the average range compared to other thrift institutions of comparable asset size. The Committee pursues the goal of linking executive compensation to the Company's financial performance through awards under the Company's annual incentive plan, and linking executive compensation to the Company's stock price performance through awards under the long-term incentive plan and stock option plans. All awards under these plans are intended to motivate executives to take actions that will favorably impact the Company's long-term, as well as annual, profitability.

     Under the MAF Bancorp Executive Annual Incentive Plan (the "Annual Incentive Plan"), executives are classified into three groups, based on their relative position within the Company, with target annual bonuses (as a percentage of base salary) equal to 60%, 50% and 45%, respectively. Target bonuses are paid if targeted company net income or diluted earnings per share goals established at the beginning of each fiscal year are met and if certain safety and soundness standards are maintained. Annual bonus awards can range from 0% to 150% of the target awards depending on how actual net income or diluted earnings per share ("EPS") compares to the targeted company goal. Awards will be (1) 50% of the targeted awards if net income/EPS equals a threshold performance level (80% of targeted net income/EPS), (2) 150% of the targeted awards if net income/EPS equals a superior performance level (120% of targeted net income/EPS) or (3) 0% of the targeted awards if net income/EPS is below the threshold performance level or if certain safety and soundness standards are not maintained. Beginning in 2001, the threshold and superior performance levels have been changed to 90% of targeted net income/EPS and 110% of targeted net income/EPS, respectively. A subjective analysis of an executive's individual performance can also increase or decrease his award opportunity, although for 2000, this was not used as a criteria in determining annual bonuses.

     In 2000, EPS, adjusted for certain non-recurring items, equaled approximately 107% of the targeted goal. As a result of this performance, and having met certain safety and soundness standards, annual bonuses equal to 70.4% of base salaries were paid to Messrs. A. Koranda and K. Koranda and annual bonuses equal to 58.7% of base salaries were paid to Messrs. Weberling, Burba and Rusdal.

     The MAF Bancorp Shareholder Value Long-Term Incentive Plan (the "Long-Term Incentive Plan") grants performance units annually to executives in target amounts equal to 30%, 25% and 22.5% of their base salaries, based on executives' respective classification in one of three groups. The value of performance units is determined at the end of a three-year period based on the stock price performance of MAF Bancorp versus the S&P 500 Index. In order for the performance units to be worth their targeted value, the stock price performance of MAF Bancorp (including reinvested dividends) must be in the 60th percentile of the S&P 500 Index (target performance) at the end of the three-year measurement period. If the stock price performance ranks in the 50th percentile of the S&P 500 Index, the performance units will be worth 50% of their targeted value, while performance in the 90th percentile of the S&P 500 Index will result in the performance units being worth 200% of their targeted value. If the Company's stock price performance does not rank at least in the 50th percentile of the S&P 500 Index for the three-year measurement period, the performance units will have no value. Further, the plan will not be activated and the performance units will have no value (regardless of stock price performance relative to the S&P 500 Index) if MAF Bancorp's stock price appreciation, including reinvested dividends, does not exceed a certain minimum total return threshold for the three-year period. The value of long-term performance units granted to executives on January 1, 2000 will be determined at the end of the three-year performance period ending on December 31, 2002, and cash payments equal to the value of the units will be made at that time.

     Long-term performance units granted on January 1, 1998 were valued at the end of their three-year performance period on December 31, 2000. The total return on MAF Bancorp Common Stock (including reinvested dividends) was 26.2% during this performance period and ranked in the 51st percentile when compared to the S&P 500 Index. As a result, following the end of the performance period ended on December 31, 2000, executives participating in the plan received a payout for the long-term incentive plan units awarded in 1998, as reflected in the summary compensation table below.

     The MAF Bancorp, Inc. 1990 Incentive Stock Option Plan, as amended (the "1990 Plan"), and the MAF Bancorp, Inc. 2000 Stock Option Plan (the "2000 Plan"), provide the Compensation Committee with the authority to grant discretionary option awards to executives, directors and employees at an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant. Discretionary awards of options to executive officers, including the Chief Executive Officer, for 2000 were based on a number of factors, including the Company's continued strong financial performance as described above and each executive officer's individual performance, level of responsibility and position within the Company.

     Chief Executive Officer. The Chief Executive Officer's compensation for 2000 consisted principally of the following components:

    * Salary
    * Incentive Bonus
    * Long-Term Performance Units
    * Stock Option Grants

     The Chief Executive Officer's total base compensation consists of a base salary and an annual retainer as a director of the Company and the Bank. The annual base salary effective January 1, 2000 was $315,000 and the annual director retainer was $18,000. The Committee believes the Chief Executive

Officer's base salary is comparatively average to lower than average in his peer group. The base salary increased 5.0% over the prior year, and the annual director retainer increased $1,200. The annual incentive bonus for 2000 was based on the Annual Incentive Plan described above.

     The target amount of long-term performance units granted to the Chief Executive Officer at the beginning of 2000 was equal to 30% of his prior year base salary. As discussed above, the value of these long-term performance units will be determined at the end of the three-year performance period ending on December 31, 2002. Cash payments under the Long-Term Incentive Plan were made to the Chief Executive Officer for 2000 based on performance units granted on January 1, 1998.

     Based on action taken by the Compensation Committee in January 2001, the Chief Executive Officer was awarded a discretionary grant of 50,000 stock options for 2000, on the basis of the factors described above.

     Section 162(m). The Compensation Committee does not believe that the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, relating to the deductibility of compensation paid to the Named Executive Officers, will limit the deductibility of the executive compensation currently expected to be paid by the Company. The Compensation Committee will continue to evaluate the impact, if any, of such provisions and take such actions as it deems appropriate.

     Submitted by the Administrative/Compensation Committee of the Company's Board of Directors

          Robert Bowles, MD (Chairman)
          Terry Ekl
          F. William Trescott
          Andrew J. Zych


Compensation Committee Interlocks and Insider Participation

     Terry Ekl, a director of the Company and a member of the Compensation Committee, is a partner in the law firm of Connolly, Ekl & Williams, P.C. During 2000, the Bank paid that firm $259,757 for legal services rendered. The same law firm leases office space in the Bank's main office building and paid rents to the Bank in the amount of $115,992 during 2000.

     Four individuals, Messrs. A. Koranda, K. Koranda, D. Burba and J. Weberling, who are executive officers of the Company serve on the board of directors of the Bank. These same individuals are also executive officers of the Bank and serve as directors of the Company.

  Stock Performance Graph. The following graph shows a comparison of cumulative total shareholder return (including reinvested dividends) on the Company's Common Stock, with the cumulative total returns of both a broad-market index and a peer group index for the period June 30, 1995 through December 31, 2000. The broad-market index chosen was the Nasdaq Market Index and the peer group index chosen was the Media General Industry Group, which is comprised of savings and loan securities. The data was provided by Media General Financial Services. The shareholder returns are measured based on an assumed investment of $100 on July 1, 1995.

        Comparison of Cumulative Total Return Among MAF Bancorp, Inc.,
                   Nasdaq Market Index and Peer Group Index

[GRAPH]

                         6/30/95 6/28/96 12/31/96 12/31/97 12/31/98 12/31/99 12/29/00
                         ------- ------- -------- -------- -------- -------- --------
MAF Bancorp............. 100.00  116.19   165.80   255.34   289.86   232.55   321.98
Peer Group Index........ 100.00  127.08   158.00   265.66   232.88   187.21   303.48
Nasdaq Market Index..... 100.00  125.88   135.44   165.67   233.66   412.11   259.03

A. The lines represent yearly index levels derived from compounded returns that include all dividends.

B. If the fiscal year end is not a trading day, the preceding day is used.

C. The Index level for all series was set to $100.00 on 6/30/95.

     Summary Compensation Table. The following table shows, for the years ended December 31, 2000, 1999 and 1998, the cash compensation paid, as well as certain other compensation paid or accrued for those periods, to the Chief Executive Officer and the other four highest paid executive officers ("Named Executive Officers") of the Company.

                                                 Annual Compensation                 Long Term Compensation
                                       -----------------------------------   ---------------------------------
                                                                                      Awards           Payouts
                                                                             -----------------------   -------
                                                                  Other                   Securities
                                                                  Annual     Restricted   Underlying    LTIP        All Other
Name and Principal                       Salary     Bonus       Compen-        Stock       Options/    Payouts    Compensation
    Position                     Year    ($)(1)     ($)(2)    sation($)(3)    Awards($)    SARs#(4)      ($)          ($)(5)
----------------------------     ----   --------   --------   ------------   ----------   ----------   --------   ------------
Allen H. Koranda;                2000   $333,840   $222,114            -            -         50,000   $ 39,648      $ 51,747
Chairman of the Board            1999    316,429    173,359            -            -        114,971     19,320        35,712
& Chief Executive Officer        1998    305,320    164,428            -            -         30,621    120,120        30,482

Kenneth Koranda;                 2000    333,840    222,114            -            -         50,000     39,200        69,874
President                        1999    316,429    173,359            -            -        114,971     18,984        47,970
                                 1998    305,208    164,428            -            -         30,519    117,390        39,732

Jerry A. Weberling;              2000    229,016    123,534            -            -         25,000     18,984        26,984
Executive Vice President and     1999    215,935     92,589            -            -         52,612      9,128        19,289
Chief Financial Officer          1998    187,607     80,668            -            -         16,610     55,510        18,539

David Burba;                     2000    234,016    126,464            -            -         15,000          -       234,933
Executive Vice President         1999    221,800     94,899            -            -         33,344          -       662,966
                                 1998          -          -            -            -              -          -             -

Kenneth B. Rusdal;               2000    179,616    105,934            -            -         20,000     15,400        24,465
Senior Vice President -          1999    169,000     78,739            -            -         41,309      5,544        16,409
Operations and Information       1998    143,750     65,498            -            -         14,240     33,670        15,745
Systems

_______________________
(1) Includes amounts deferred under the Bank's deferred compensation plan and profit sharing/401(k) plan and includes directors' fees earned by Messrs.
     A. Koranda, K. Koranda, Weberling and Burba.
(2) Includes bonuses earned pursuant to the Bank's annual incentive plan, which bases bonuses upon percentages of officers' salaries if the Bank meets certain financial performance goals.
(3) For 2000, 1999 and 1998, there were no (a) perquisites in excess of the lesser of $50,000, or 10% of the individual's total salary and bonus for the years; (b) payments of above-market preferential earnings on deferred compensation, except as disclosed in footnote (5); (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock.
(4) Option grants listed in the table were made pursuant to the 1990 Plan, 2000 Plan and the Premium Plan. Option grants shown for 2000 were made in January 2001 but relate to 2000 service. Options granted to the Named Executive Officers under these plans become exercisable at various dates as determined at the time of grant by the Administrative/Compensation Committee of the Board of Directors. Options awarded under the Premium Plan were granted at an exercise price equal to 133% of the fair market value of the Common Stock on the date of grant. Options awarded under the 1990 Plan and 2000 Plan are granted at an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant. Options granted to Named Executive Officers for 2000 have exercise prices of $25.94 per share. Options granted during 1999 have exercise prices of $27.06 and $21.84 per share (under the 1990 Plan) and $35.99 and $29.05 per share (under the Premium Plan). Options granted during 1998 have exercise prices of $23.46 per share (under the 1990 Plan) and $31.20 per share (under the Premium
     Plan). Options granted include limited rights, which are generally exercisable upon a change in control. Options granted for 2000 include a feature that provides for an automatic additional grant of options in instances in which shares are surrendered for the payment of exercise price amounts and/or withheld for the payment of taxes.

     (footnotes continued on next page)

(5) Includes for 2000: (1) contributions to the Company's Employee Stock Ownership Plan of 409 shares each for Messrs. A. Koranda, K. Koranda, Weberling, Burba and Rusdal, valued at the year-end stock price of $28.44 per share; (2) contributions to the Bank's profit sharing plan, representing discretionary employer contributions, 401(k) employer-matching contributions and forfeiture allocations, of $6,230 each for Messrs. A. Koranda, K. Koranda, Weberling, Burba and Rusdal; and (3) amounts accrued in the deferred compensation plan, relating to the excess of the plan's interest rates over 120% of the applicable federal long-term interest rates, of $33,885, $52,012, $9,122, $3,523 and $6,603 for Messrs. A. Koranda, K.
    Koranda, Weberling, Burba and Rusdal, respectively; and (4) for Mr. Burba, a payment of $213,548, representing the final portion of the retention bonus payable to him, plus interest, in connection with the merger of Westco Bancorp, Inc. with the Company on December 31, 1998. See "Employment and Special Termination Agreements."

Employment and Special Termination Agreements

     The Company and the Bank have entered into employment agreements with Allen Koranda, Kenneth Koranda and Jerry Weberling, and the Company has entered into an employment agreement with David Burba. The Company and the Bank have also entered into special termination agreements with certain executive officers of the Company and the Bank, including Kenneth Rusdal. Such employment and special termination agreements are designed to ensure that the Company and the Bank will be able to maintain a stable and experienced management base.

     Employment Agreements. The employment agreements with Messrs. A. Koranda,
K. Koranda and Weberling provide for three-year terms. Prior to each anniversary date, the Board of Directors of the Company or the Bank may extend the agreements for an additional year so that the remaining terms shall be approximately three years. The agreements provide for an annual base salary, which is reviewed annually, to be paid by the Bank, or the Company in lieu of the Bank, in an amount that is not less than that which was paid to each executive in 1990. In addition to base salary, each agreement provides, among other things, for participation in benefit plans and other fringe benefits applicable to executive officers.

     The agreements with Messrs. A. Koranda, K. Koranda and Weberling provide for termination by the Company and the Bank for "cause," as defined in the agreements, at any time. In the event the Company and the Bank choose to terminate an executive's employment for reasons other than as a result of a change in control (as defined in the agreements) and other than for cause, or in the event of an executive's resignation from the Company or the Bank upon (i) failure to re-elect executive to the executive's current offices and, in the case of Messrs. A. Koranda or K. Koranda, to re-nominate him as a director of the Company and the Bank; (ii) a material lessening of the executive's functions, duties or responsibilities; (iii) a liquidation, dissolution, consolidation or merger in which the Company or the Bank is not the resulting entity; or (iv) a breach of the agreement by the Company or the Bank, the executive or, in the event of death, the executive's beneficiary, as the case may be, would be entitled to a payment equal to the greater of the amount payable to the executive for the remaining term of the agreement or three times the executive's average annual salary and Annual Incentive Plan bonus paid over the prior three years. The Company and the Bank would also continue the executive's life, health and disability coverage for thirty-six months or, if earlier, until the executive is employed by another employer. The continued life, health and disability benefits provided under the agreements would apply to the executive and to any other dependents covered under the Bank's life, health and disability plans prior to the change in control. If termination results from a change in control of the Company or the Bank, as defined in the agreements, followed by the executive's subsequent termination of employment, the executive would be entitled to a termination payment equal to three times the executive's average annual salary and Annual Incentive Plan bonus paid over the prior three years (which would result in current payments of approximately $1,471,000, $1,471,000 and $891,000 for Messrs. A. Koranda, K. Koranda and
Weberling, respectively, exclusive of any additional payment which may be due to each individual relating to the reimbursement of excise taxes, as discussed below) and continued benefits as described above and certain benefits provided under the Bank's benefit plans.

     The employment agreement with Mr. Burba, effective in January 1999, was entered into in connection with the merger of Westco Bancorp, Inc. with MAF Bancorp, Inc. on December 31, 1998. The agreement, pursuant to which Mr. Burba serves as an Executive Vice President of the Company and the Bank, provides for a three-year term with an annual base salary of $205,000 and entitles Mr. Burba to participate in employee benefit plans of the Company and the Bank, including annual and long-term incentive programs, on the same basis as similarly-situated executives. The employment agreement provides for the payment of a $920,000 retention bonus to Mr. Burba in consideration of the termination of his employment agreements with Westco Bancorp, Inc. and First Federal Savings and Loan Association of Westchester and the waiver of the lump-sum severance payment of equal amount otherwise payable under these agreements. The retention bonus was payable in three installments and all payments have been made as of December 31, 2000. The agreement with Mr. Burba permits termination by the Company for "cause," as defined in the agreement, at any time. In the event Mr. Burba's employment is involuntarily terminated other than for cause, or Mr. Burba resigns due to a breach of the agreement by the Company or the Bank prior to the expiration of the three-year term, certain annual compensation payments and insurance benefits will be paid for the balance of the term.

     In connection with the employment agreement, the Company and Mr. Burba also entered into a non-competition agreement pursuant to which Mr. Burba has agreed that for a period of 24 months following his termination of employment, he will not, without the Company's prior consent, engage or participate in depository, lending or other financial services businesses in any community in which the Company or the Bank or any of their affiliates has a financial institution or branch or has sought regulatory approval to acquire or establish a financial institution or branch at the time of termination of employment, or in any community within a prescribed radius of any such institution or branch. The agreement also imposes confidentiality restrictions on Mr. Burba and restricts him from soliciting or encouraging employees of the Company or the Bank to terminate employment. As separate consideration for these restrictive covenants, the Company or the Bank will be obligated to make monthly payments of $15,000 to Mr. Burba during the 24-month period following his termination of employment. Such payments will be made to his beneficiary in the event of his death.

     Special Termination Agreements. Special termination agreements among the Company, the Bank and certain executive officers, including Kenneth Rusdal, provide for three-year terms. Prior to each anniversary date, the Board of Directors of the Company or the Bank may extend the agreements so that the remaining term shall be approximately three years. Each agreement provides that at any time following a change in control of the Company or the Bank, as defined in the agreements, if the Company or the Bank were to terminate the executive's employment for any reason other than "cause," as defined in the agreements, or if the executive were to elect to terminate his or her own employment following his or her demotion, loss of title, office or significant authority, a reduction in his or her compensation, or relocation of his or her principal place of employment, the executive would be entitled to receive a termination payment in an amount equal to three times his or her average annual salary and Annual Incentive Plan bonus paid over the three previous years of his or her employment (which would result in a current payment of approximately $751,000 for Mr. Rusdal, exclusive of any additional payment which may be due to him relating to the reimbursement of excise taxes, as discussed below). The Company and the Bank would also continue the executive's life, health and disability coverage for thirty-six months or, if earlier, until the executive is employed by another employer. The continued life, health and disability benefits provided under the agreements would apply to the executive and to any other dependents covered under the Bank's life, health and disability plans prior to the change in control.

     Payments upon a change in control under the employment agreements and special termination agreements could constitute excess parachute payments under
Section 280G of the Internal Revenue Code (the "Code"), which may result in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank. The agreements provide that benefits payable following a change in control will, in most cases, be increased by the amount necessary to reimburse the executive officer for the amount of the excise tax and any related income tax due on such reimbursement payment.

Supplemental Executive Retirement Plan

     The Bank has a supplemental executive retirement plan ("SERP") for the purpose of providing certain retirement benefits to executive officers and other corporate officers approved by the Board of Directors. The annual retirement plan benefit under the SERP is calculated equal to 2% of final average salary times the years of service after 1994 ("Years of Service"). Except in the case of Mr. Burba, ten additional Years of Service will be credited to participants in the event of a change in control transaction, although in no event may total Years of Service exceed the lesser of 20 years or the Years of Service at age
65. The maximum annual retirement payment is equal to 40% of final average salary. Benefits are payable in various forms in the event of retirement, death, disability and separation from service, subject to certain conditions defined in the plan. The SERP also provides for certain death benefits to the extent such amounts exceed a participant's accrued benefit under the SERP at the time of death.

     The following table shows the annual benefits payable upon retirement under the SERP, based on the specified final average salary amounts and service periods.


       Final Average             Years of Credited Service (1)(2)
                               -------------------------------------
           Salary                 5        10        15        20
----------------------------   -------   -------  --------  --------
        $  80,000              $ 8,000   $16,000  $ 24,000  $ 32,000
          120,000               12,000    24,000    36,000    48,000
          160,000               16,000    32,000    48,000    64,000
          200,000               20,000    40,000    60,000    80,000
          240,000               24,000    48,000    72,000    96,000
          280,000               28,000    56,000    84,000   112,000
          320,000               32,000    64,000    96,000   128,000
          360,000               36,000    72,000   108,000   144,000
          400,000               40,000    80,000   120,000   160,000
          440,000               44,000    88,000   132,000   176,000

(1) Benefits shown are computed on the basis of a single life annuity. Other forms of benefit payments are available under the SERP and would be determined based on the actuarial equivalent amount of the single life annuity payment.
(2) Messrs. A. Koranda, K. Koranda, Weberling and Rusdal have six credited years of service as of December 31, 2000 and Mr. Burba has two credited years of service.


Option Plans

     The Company maintains the 1990 Plan and 2000 Plan, which provide for discretionary stock option awards to officers, directors and employees as determined by the Compensation Committee. As of the record date, a total of 2,842,010 options have been granted under the 1990 Plan and 2000 Plan of which 1,601,535 remain outstanding. A total of 61,526 options remain to be issued under the 1990 Plan and the 2000 Plan. The table on the following page lists all grants of options (and limited rights) under the 1990 Plan and 2000 Plan to the Named Executive Officers for the year ended December 31, 2000, and contains certain information about grant-date valuation of the options.

     The Company also maintains the Premium Plan, which provides for stock option awards to officers, directors and employees as determined by the Compensation Committee. Under the Premium Plan, options are granted to executive officers at 133% of the fair market value of the Common Stock on the date of grant and are granted to non-employee directors at 110% of the fair market value of the Common Stock on the date of grant. Thus, no executive officer or director will derive any financial benefit from the grant of options under the Premium Plan until such time as shareholders have benefited from considerable stock price appreciation. As of the record date, a total of 556,875 options have been granted under the Premium Plan of which 508,748 remain outstanding. No options remain to be issued under the Premium Plan. There were no grants of options under the Premium Plan for the year ended December 31, 2000.

                   OPTIONS/SAR GRANTS IN LAST FISCAL YEAR (1)
                   ------------------------------------------

                               Individual Grants
                               -----------------

                            Number of
                           Securities       Percent of Total
                           Underlying         Options/SARs
                          Options/SARs         Granted to       Exercise or Base
                            Granted           Employees in            Price          Expiration        Grant Date
Name                        (#)(2)             Fiscal Year      ($/Share)(3)(4)        Date (5)     Present Value ($)(6)
----------------------    ------------      ----------------    ----------------      ----------    --------------------
Allen H. Koranda              50,000              12.3%              $25.94             01/11/11         $551,500

Kenneth Koranda               50,000              12.3                25.94             01/11/11          551,500

Jerry A. Weberling            25,000               6.1                25.94             01/11/11          275,750

David Burba                   15,000               3.7                25.94             01/11/11          165,450

Kenneth B. Rusdal             20,000               4.9                25.94             01/11/11          220,600

--------------------------------------
(1) The options shown in the table were granted on January 11, 2001 and relate to service performed in 2000.
(2) Options granted for 2000 service become exercisable in various installments between 2001-2003 with respect to Messrs. A. Koranda and K. Koranda, and in various installments between 2001-2004 with respect to Messrs. Weberling, Burba and Rusdal. To the extent not already exercisable, the options become exercisable upon a change in control, as defined in the plan. In addition, vesting of options may be accelerated by the Compensation Committee.
(3) The purchase price may be made in cash or in whole or in part through the surrender of previously-held shares of Common Stock at the fair market value of such shares on the date of exercise. The exercise price of stock options granted to the Named Executive Officers was equal to 100% of the fair market value of the Common Stock on the date the options were granted.
(4) Options are subject to limited rights (SARs) which may be exercised in the event of a change in control of the Company. Upon the exercise of a limited right, the optionee would receive a cash payment (or at the discretion of the Compensation Committee, a like payment of shares of Common Stock) equal to the difference between the exercise price of the related option and the fair market value of the underlying shares of Common Stock on the date the limited right is exercised, multiplied by the number of shares to which such limited rights are exercised.
(5)  The option term is ten years.
(6) The method used is a variation of the Black-Scholes option pricing model and reflects the following assumptions as of the January 11, 2001 grant date for the options shown in the table: (a) fair market value of the Common Stock on the date of grant equal to $25.94 per share; (b) expected dividend yield on the Common Stock of 1.54%; (c) calculated volatility of the price of the Common Stock equal to 32.13%, determined based on the closing end-of-week stock prices for the most recent 104 weeks ending prior to the date of grant; and (d) a risk-free interest rate equal to 5.08%. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model.

     The following table shows options exercised by the Named Executive Officers during 2000, including the aggregate value of such options realized on the date of exercise. In addition, the table provides certain information with respect to the number of shares of Common Stock represented by outstanding stock options held by the Named Executive Officers as of December 31, 2000. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.


            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES
                       ---------------------------------

                                                        Number of Securities         Value of Unexercised in-the-
                                                       Underlying Unexercised            Money Options/SARs at
                                                       Options/SARs at Fiscal               Fiscal Year-End
                                                           Year-End(#)(1)                       ($)(1)(2)
                     Shares Acquired                 -------------------------       ----------------------------
                            On            Value
Name                    Exercise(#)    Realized($)   Exercisable/Unexercisable         Exercisable/Unexercisable
-------------------  ---------------   -----------   -------------------------       ----------------------------
Allen H. Koranda             209,125   $3,684,090           236,495/118,995            $3,055,129/$462,597
Kenneth Koranda              134,125    2,362,838           234,074/118,995             3,019,164/ 462,597
Jerry Weberling                    -            -            91,253/ 52,309               863,022/ 194,840
David Burba                   41,682      715,102           101,631/ 28,782             1,980,877/ 111,063
Kenneth Rusdal                     -            -            72,720/ 42,028               773,943/ 149,997

___________________________________
(1)  Includes options granted on January 11, 2001 for 2000 service.
(2) Market value of underlying securities at December 31, 2000 ($28.44 per share), minus the exercise or base price per share.

Long-Term Incentive Plan

     The table below provides certain information relating to performance units granted to the Named Executive Officers under the MAF Bancorp Shareholder Value Long-Term Incentive Plan during the year ended December 31, 2000. The value of the performance units, if any, is to be paid in cash to the recipient at the end of a three-year performance period. The value of the units is to be determined based on the stock price performance (including reinvested dividends) of MAF Bancorp, Inc. Common Stock relative to the S&P 500 Composite Index.


             LONG-TERM  INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR
             ------------------------------------------------------


                                             Performance            Estimated Future Payouts
                          Number of            or Other       Under Non-Stock Price Based Plans (1)
                           Shares,          Period Until     ---------------------------------------
                       Units or Other        Maturation       Threshold        Target       Maximum
        Name             Rights (#)           or Payout       ($ or #)        ($ or #)      ($ or #)
--------------------   --------------       ------------     ---------       ---------      --------

Allen H. Koranda            900                3 years         $45,000        $90,000       $180,000

Kenneth Koranda             900                3 years          45,000         90,000        180,000

Jerry A. Weberling          500                3 years          25,000         50,000        100,000

David Burba                 513                3 years          25,650         51,300        102,600

Kenneth B. Rusdal           425                3 years          21,250         42,500         85,000

___________________________
(1) The threshold, target and maximum payments are based on MAF Bancorp stock price appreciation (including reinvested dividends) ranking in the 50th, 60th and 90th percentile of the S&P 500 Index at the end of the three-year performance period. No payout is to be made if MAF Bancorp's stock price performance ranks below the 50th percentile at the end of the performance period or if MAF Bancorp's stock price performance for the three-year period is below a minimum total return threshold, regardless of stock price performance relative to the S&P 500 Index.


Transactions with Certain Related Persons

     Directors, officers and employees of the Company and its subsidiaries are eligible to apply for mortgage, home equity, home improvement, savings account, automobile and education loans. All loans to directors and executive officers are made in the ordinary course of business, do not involve more than the normal risk of collectibility and do not present any unfavorable features. These loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unaffiliated persons. The Bank's policy is to have all loans to directors and executive officers approved by the Board of Directors of the Bank.

     On May 3, 2000, the Company purchased 15,000 shares of MAF Bancorp Common Stock from Allen Koranda, Chief Executive Officer of the Company, for $18.00 per share, or $270,000, in a private transaction. On July 31, 2000, the Company purchased 70,000 shares of MAF Bancorp Common Stock from Allen Koranda for $19.1625 per share, or approximately $1.3 million, in a private transaction. In each case, the purchase price per share did not exceed the then-prevailing market price for the Common

Stock and the transaction was consummated in accordance with terms approved by the disinterested members of the Board. The sales were related to Mr. Koranda's marital dissolution agreement.

     The Bank has certain business relationships with the law firm in which Terry Ekl, a director of the Company, is a partner. See "Compensation Committee Interlocks and Insider Participation."

PROPOSAL 2.  APPROVAL OF A PROPOSED AMENDMENT TO THE MAF BANCORP, INC. 2000
                               STOCK OPTION PLAN

     The Board of Directors has adopted an amendment to the 2000 Plan, which is being presented to shareholders for approval. The amendment increases the number of shares of Common Stock authorized to be issued under the 2000 Plan by 1,500,000 shares. A copy of the 2000 Plan, as proposed to be amended and restated, is attached hereto as Exhibit B. The 2000 Plan was originally approved by shareholders at the 2000 Annual Meeting of Shareholders and authorized 300,000 shares to be issued under the Plan. The amendment will increase the total shares authorized to be issued under the 2000 Plan to 1,800,000.

     The purpose of the 2000 Plan is to advance the interests of the Company and its shareholders by tying Company performance with long-term compensation. The Board of Directors believes that stock options are an important element of executives' compensation package, serving to attract and retain qualified executives and providing an important motivational link between the Company's stock price and executives' compensation. Since 1998, stock options have also been granted to employees other than executive officers. It is the intention of the Company to continue this practice. The Board of Directors also believes it is in the best interests of the Company and its shareholders to grant stock options as part of the compensation paid to directors, in order to attract and retain qualified directors and link part of their compensation to the return shareholders receive on their investment in the Company.

     The Company currently has three active stock option plans, the 2000 Plan, the 1990 Plan and the Premium Plan. The 1990 Plan was originally adopted in connection with the Company's 1990 initial public offering and was approved by shareholders at the 1990 Annual Meeting of Shareholders. Shareholders later approved various amendments to the 1990 Plan in 1996 and 1998. Under the 1990 Plan and 2000 Plan, an aggregate total of 61,526 options remain to be granted and 1,601,535 previously-granted options remain to be exercised as of March 7, 2001, representing in total, approximately 7.3% of the outstanding shares of Common Stock as of the record date. The weighted average exercise price of the 1,601,535 outstanding options under the 1990 Plan and 2000 Plan is $21.55 per share.

     The Premium Plan was originally adopted in 1993 with various amendments approved by shareholders in 1995. Option awards to executive officers and directors under the Premium Plan are granted at a premium exercise price equal to 133% and 110% of the fair market value of the Common Stock on the date of grant, respectively. Thus, executive officers will derive no financial benefit from the grant of premium options until such time as shareholders benefit from a 33% stock price increase, while directors' options will be "out of the money" until such time as the stock price increases by 10% from the date of grant of the options. Under the Premium Plan, all authorized options have been granted and 508,748 previously-granted options remain to be exercised as of March 7, 2001, representing approximately 2.2% of the outstanding shares of Common Stock as of the record date. The weighted average exercise price of the 508,748 outstanding options under the Premium Plan is $19.65 per share.

     In addition to the plans described above, the Company is administering one other stock option plan from an entity that merged with the Company. Under this plan, there are 82,069 options remaining to be exercised as of March 7, 2001, which have an exercise price of $4.78 per share.

     In that there are only 61,526 options remaining to be granted under the Company's option plans, the Board believes that it is an appropriate time to increase this reserve by 1,500,000 options. If this proposed increase is approved by shareholders, the Company expects to utilize the available options over the next three years. Under the terms of the Option Plan, options are to be granted at not less than 100% of the fair market value of the Common Stock on the date of grant.

     The foregoing and the following is a summary of the material terms of the 2000 Plan, as proposed to be amended and restated, which is qualified in its entirety by the complete provisions of the plan document attached as Exhibit B.

     The 2000 Plan is administered by the Compensation Committee. The Compensation Committee is authorized to make all determinations and interpretations under the Plan, including the amount, timing, terms and conditions of awards granted, subject to the limitations set forth in the Plan. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, the Plan provides that the full Board may act for the Committee. Under the 2000 Plan, the number of options that may be granted to any single plan participant during a calendar year may not exceed 100,000.

     Under the 2000 Plan, option awards may be granted for ten years. Options may be granted in the form of incentive stock options or non-statutory stock options. As discussed below, income tax consequences generally make incentive stock options more beneficial to participants than non-statutory stock options, while the tax consequences of non-statutory stock options are generally more favorable for the issuing company than incentive stock options.

     The 2000 Plan authorizes the granting of incentive and non-statutory stock options to such employees and directors of the Company or its affiliates as the Compensation Committee may determine. Options granted under the 2000 Plan may be either "incentive stock options" (options which afford tax benefits to recipients upon compliance with certain conditions, and which do not generally result in tax deductions to the Company), or "non-statutory stock options" (options which do not afford income tax benefits to recipients, but which may provide tax deductions for the Company). Directors are only eligible to receive non-statutory stock options under the 2000 Plan.

     Incentive stock options granted under the 2000 Plan may be exercised at such times as the Compensation Committee determines (but not after ten years from the date of grant or, in the case of an employee owning directly or indirectly more than 10% of the Common Stock of the Company on the date of grant of an option, not after five years from the date of grant) and at exercise prices not less than 100% of the fair market value of the Common Stock on the date the option is granted or, in the case of an employee owning directly or indirectly more than 10% of the Common Stock on the date of grant of an option, not less than 110% of the fair market value of the Common Stock on the date the option is granted. Non-statutory stock options granted under the 2000 Plan may be exercised at such times as the Committee determines (but not after ten years from the date of grant) and at exercise prices of not less than 100% of the fair market value of the Common Stock on the date the option is granted. The purchase price may be paid in cash or by surrendering shares of Common Stock (which meet certain requirements) equal in value to the exercise price. No options may be granted under the 2000 Plan after February 28, 2010 or if earlier, upon the exercise of options or related rights equaling the maximum number of shares reserved under the 2000 Plan.

     Option grants will become exercisable in whole or in part at such times as determined by the Compensation Committee at the time of grant. The Compensation Committee, in its sole discretion, may accelerate the time at which any option may be exercised in whole or in part. All options become immediately exercisable upon a participant's termination of employment due to death, disability, or retirement as defined in the 2000 Plan. In addition, all options become immediately exercisable upon a change in control, as defined in the 2000 Plan.

     Stock options granted in connection with the 2000 Plan which are exercisable, may not be exercised more than three months after the date on which the optionee ceases to perform services for the Bank or the Company, except as described below. In the event of cessation of service due to death, disability, retirement or following a change in control (as defined in the 2000 Plan), stock options may be exercisable for up to three years following the date of termination.

     If an optionee is terminated for cause, all options expire upon such termination. In no event, however, may an incentive or non-statutory stock option be exercised after the tenth anniversary of the grant of the option. If an optionee ceases to perform services for the Company or any affiliate due to retirement or following a change in control, any incentive stock options exercised more than three months following the date of the optionee's termination of employment shall be treated for tax purposes as non-statutory stock options. If an optionee ceases to perform services for the Company or any affiliate due to disability, any incentive stock options exercised more than twelve months following the date of the optionee's termination of employment shall be treated for tax purposes as non-statutory stock options.

     The Company is obligated to withhold from any distributions made pursuant to an option exercise, or require a Participant to remit, the amount of tax required to be withheld by law or regulation. At the participant's election, such withholding obligation may be settled by having shares of Common Stock otherwise issuable upon exercise of an award, withheld by the Company to satisfy applicable withholding taxes.

     An optionee will not be deemed to have received taxable income upon the grant or exercise of any incentive stock option, provided that such shares are not disposed of by the optionee for at least one year after the date the shares are transferred in connection with the exercise of the option and two years after the date of grant of the option. No compensation deduction may be taken by the Company as a result of the grant or exercise of incentive stock options, assuming these holding periods are met. In the case of a non-statutory stock option, or in the event shares received upon the exercise of an incentive stock option are disposed of prior to the satisfaction of the holding periods (a "disqualifying disposition"), an optionee will be deemed to have received ordinary income upon the exercise of the stock option, or the date of the disqualifying disposition, whichever is later, in an amount equal to the amount by which the exercise price is exceeded by the lesser of the fair market value of the Common Stock on the date of exercise or the fair market value of the Common Stock on the date of the disqualifying disposition, multiplied by the number of shares received pursuant to the exercise of such options. The amount of any ordinary income deemed to have been received by an optionee upon the exercise of a non-statutory stock option or due to a disqualifying disposition of an incentive stock option will generally be a deductible expense of the Company for tax purposes.

     Section 162(m) of the Code disallows federal income tax deductions for certain compensation in excess of $1 million per year paid to any of the Company's Named Executive Officers. One exception to the limitation is "performance-based" compensation. The determination of whether compensation is performance-based is dependent upon a number of factors, including shareholder approval of the benefit plan pursuant to which the compensation was paid. Although the Company has structured the 2000 Plan to satisfy the "performance-based" criteria, there is no assurance that options granted under the 2000 Plan will satisfy such requirements.

     The Compensation Committee may grant limited rights simultaneously with the grant of options, other than options granted to non-employee directors. A limited right may only be exercised by the optionee following a change in control of the Company or the Bank and only when the underlying option is exercisable. In no event may a limited right be exercisable when the fair market value of the underlying shares of Common Stock on the day of exercise is less than the exercise price of the related option. Upon exercise of a limited right, the optionee is entitled to receive a lump-sum cash payment equal to the difference between the exercise price of the related option and the fair market value of the shares of Common Stock subject to the option on the date of exercise, multiplied by the number of shares with respect to which such limited rights are exercised, and the related option thereafter ceases to be exercisable. The Compensation Committee may substitute Common Stock for cash in satisfaction of any payment due to a participant for a limited right exercise, if it considers such substitution to be in the best interests of the Company and its shareholders. The amount payable upon exercise of a limited right will be taxable to the optionee as ordinary income and will generally be deductible by the Company.

     Options and limited rights granted under the 2000 Plan may only be exercised during his or her lifetime by the optionee, or a guardian or legal representative of the optionee. With the consent of the Compensation Committee, a participant may designate a beneficiary of any stock option or limited right award in the event of the death of the participant. The 2000 Plan enables the Compensation Committee to permit limited transferability of non-statutory stock options by participants to immediate family members. Transferred non-statutory stock options remain subject to the vesting and exercise periods applicable to the non-statutory stock options prior to such transfer.

     The 2000 Plan provides for adjustment in the number and class of shares subject to, and available for, option awards under the 2000 Plan, and in the annual limit on the number of options which may be granted to an individual participant under the 2000 Plan, and to the number, class and the exercise price of shares subject to outstanding options granted thereunder, in the event of any change in the outstanding shares of Common Stock that occurs by reason of a stock dividend or split, recapitalization, merger, consolidation, combination, separation (including a spin-off), exchange of shares or other similar corporate change or distribution of stock or property by the Company. Such adjustments do not constitute amendments to the 2000 Plan. The Board of Directors may at any time terminate the 2000 Plan or amend it, provided, that no amendment which would have the effect of (a) increasing the number of shares available for option awards under the 2000 Plan, (b) increasing the annual limit on the number of options which may be granted to an individual participant under the 2000 Plan, or (c) extending the period during which options may be granted under the 2000 Plan, will be effective unless approved by the shareholders of the Company. No termination or amendment of the 2000 Plan may adversely affect any outstanding option granted under the 2000 Plan without the consent of the optionee.

     The above discussion describes the general terms of the 2000 Plan. The purpose of requesting stockholder approval of the proposed amendment to the 2000 Plan is to permit certain options to be granted as incentive stock options under
Section 422 of the Code, to qualify the options granted under the Option Plan as "performance based" compensation under Section 162(m) of the Code and to comply with the rules of the Nasdaq Stock Market on which the Company's shares are traded. In addition, the 2000 Plan requires shareholder approval of the proposed amendment. In the event shareholders fail to approve Proposal 2, the amendment will not be effective and the plan will continue to operate in accordance with its existing terms.

     No determination has yet been made as to the amount or terms of any future grants of stock options to executive officers, directors or non-executive employees if shareholders approve the amendment to the 2000 Plan. The disclosure provided in the following table sets forth the estimated dollar value and associated number of options that were granted to the Named Executive Officers and certain other persons and groups during 2000, or for service in 2000. These grants were made under the 1990 Plan and the 2000 Plan. If shareholders approve the proposed amendment to the 2000 Plan to increase the authorized shares available for option grants, future grants of options to the Named Executive Officers and the groups shown on the following table will be determined by the Compensation Committee.

                            NEW PLAN BENEFITS TABLE
                   MAF Bancorp, Inc. 2000 Stock Option Plan

                                                            Dollar        Number
      Name and Position                                  Value ($)(1)  of Units (2)
      -----------------                                  ------------  ------------

      Allen Koranda, Chief Executive Officer              $  551,500      50,000
      Kenneth Koranda, President                             551,500      50,000
      Jerry Weberling, Executive Vice President and CFO      275,750      25,000
      David Burba, Executive Vice President                  165,450      15,000
      Kenneth Rusdal, Senior Vice President                  220,600      20,000
      Terry A. Ekl, Director Nominee                          24,818       2,250
      Lois B. Vasto, Director Nominee                         24,818       2,250
      Executive Officers as a Group(2)                     2,757,500     250,000
      Non-Executive Directors as a Group                     173,723      15,750
      Non-Executive Officer Employee Group                 1,734,468     157,250
----------------

(1) For purposes of determining the dollar value of the options in the above table, a variation of the Black-Scholes pricing model was used with an assumed date of grant of January 11, 2001, the most recent date of grant for options granted to executive officers. The specific assumptions are set forth above under the table titled "Options/SAR Grants in Last Fiscal Year." There is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model.
(2) See "Executive Compensation-Summary Compensation Table" and "Options/SAR Grants in Last Fiscal Year" for additional information on options granted to Named Executive Officers.

     Unless marked to the contrary, the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the approval of a proposed amendment to the MAF Bancorp, Inc. 2000 Stock Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF A PROPOSED AMENDMENT TO THE MAF BANCORP, INC. 2000 STOCK OPTION PLAN.


                   PROPOSAL 3.  RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS


     The Company's independent auditors for the year ended December 31, 2000 were KPMG LLP. The Board of Directors has reappointed KPMG LLP to continue as independent auditors for the Company and its affiliates, including the Bank, for the year ending December 31, 2001 subject to ratification of such appointment by the shareholders. Representatives of KPMG LLP are expected to attend the Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Meeting.

     Audit Fees. KPMG LLP has billed the Company $188,000, in the aggregate, for professional services rendered by them for the audit of the Company's annual consolidated financial statements for the fiscal year ended December 31, 2000, and the reviews of the interim consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission during the fiscal year ended December 31, 2000.

     Financial Information Systems Design and Implementation Fees. KPMG LLP has not billed the Company for professional services to the Company of the nature described in Regulation S-X Rule 2-01(c)(4)(ii) during the fiscal year ended December 31, 2000.

    All Other Fees. KPMG LLP has billed the Company $168,079, in the aggregate, for all other services rendered by them during the fiscal year ended December
31, 2000, exclusive of those described above under "Audit Fees."   This amount
includes audit-related services and non-audit services. The audit-related services performed were in connection with the filing of registration statements and other reports as required by the SEC. Non-audit services generally include tax review and tax consultation services.

    The Audit Committee has considered whether the services described under the caption "All Other Fees" performed by the independent auditors to the Company are compatible with maintaining the auditor's independence.

    Unless marked to the contrary, the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the ratification of the appointment of KPMG LLP as the independent auditors of the Company for the year ending December 31, 2001.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2001.


Shareholder Proposals

    To be considered for inclusion in the proxy statement and proxy relating to the annual meeting of shareholders to be held in 2002, a shareholder proposal must be received by the Corporate Secretary of the Company at the address set forth on the first page of this Proxy Statement, no later than November 23, 2001. If such annual meeting is held on a date more than 30 calendar days from April 25, 2002, a shareholder proposal must be received by a reasonable time before the proxy solicitation for such annual meeting is made. Any such proposal will be subject to 17 C.F.R. (S)240.14a-8 of the Rules and Regulations of the SEC.

Notice of Business to be Conducted at an Annual Meeting

    The bylaws of the Company provide an advance notice procedure for certain business to be brought before an annual meeting. Under the bylaw provisions currently in effect, in order for a shareholder to properly bring business before the 2002 Annual Meeting, the shareholder must give written notice to the Corporate Secretary of the Company at the address on the front page of this Proxy Statement. To be timely, a shareholder's notice must be delivered or mailed to and received at the principal executive offices of the Company on or before January 22, 2002, or in the event that the date of the meeting is changed more than 30 days from April 25, 2002, such notice must be delivered or mailed to and received by the Company not later than 90 days in advance of such meeting. The notice of proposed shareholder action must include the shareholder's name and address, as it appears on the Company's record of shareholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder and any material interest of such shareholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. The shareholder's notice of nomination must contain all information relating to the nominee that is required to be disclosed by the Company's bylaws and by the Exchange Act. These procedures apply to any matter that a shareholder wishes to raise at the 2002 Annual Meeting, including those matters raised other than pursuant to 17 C.F.R. (S)240.14a-8 of the Rules and Regulations of the SEC.

Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2002 Annual Meeting any shareholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Other Matters Which May Properly Come Before the Meeting

    The Board of Directors knows of no business that will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

    Whether or not you intend to be present at the Meeting, you are urged to return your proxy card promptly. If you are a record holder and are present at the Meeting and wish to vote your shares in person, your proxy may be revoked by voting at the Meeting. However, if you are a shareholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the Meeting.


                                    By Order of the Board of Directors


                                    /s/ Carolyn Pihera

                                    Carolyn Pihera
                                    Corporate Secretary


Clarendon Hills, Illinois
March 23, 2001



   YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                       EXHIBIT A


                               MAF BANCORP, INC.

                             Audit Committee of the
                               Board of Directors

                               COMMITTEE CHARTER
                    (approved by the Board on May 23, 2000)

I.  Audit Committee Purpose

     The Audit Committee is appointed by the Board of Directors to assist the board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     . Monitor the integrity of the company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     . Encourage adherence to, and continuous improvement of, the company's policies, procedures and practices.

     . Monitor the independence and performance of the company's independent auditors and internal auditing department and annually make recommendations regarding the appointment of independent auditors to the Board.

     . Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

     The Internal Audit Department will report to the Audit Committee. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, utilizing the Internal Audit Department or Security Department and it has direct access to the independent auditors. In addition, the Audit Committee has the ability to retain, at the company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. The Audit Committee may request any officer or employee of the company or the company's outside counsel or independent auditor to attend a meeting of the committee or to meet with any members of, or consultants to, the committee. The Audit Committee will report its findings to the Board of Directors.

II.  Audit Committee Composition, Meetings and Manner of Acting:

     Audit committee members shall meet the requirements of the NASDAQ National Market. The audit committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the committee shall have accounting or related financial management expertise.

     Audit committee members shall be appointed by the Board of Directors on recommendation of the nominating committee. If an Audit Committee chair is not designated or present, the members of the committee may designate a chair by majority vote of the committee membership.

     A majority of the members of the Audit Committee present (in person or by telephone) at any meeting of the Audit Committee shall constitute a quorum, and approval by a majority of the quorum is necessary for Audit Committee action. The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee chair shall prepare and/or approve an agenda in advance of each meeting. The committee should meet privately in separate executive session at least annually with each of management, the director of the internal auditing department, the independent auditors, and as a committee with all of these groups to discuss any matters that the committee or each of these groups believes should be discussed. In addition, the committee will communicate with management and the independent auditors quarterly to review the company's interim financial statements and significant findings based upon the auditors limited review procedures regarding the interim financial statements to be included in the company's Quarterly Report on Form 10-Q.

III.  Audit Committee Responsibilities and Duties

     Review Procedures
     -----------------

     1. Review and reassess the adequacy of this charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

     2. Review the company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

     3. In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

     4. Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the company's accounting principles and any items required to be communicated in accordance with SAS 61 (see item 9).

     Independent Auditors
     --------------------

     5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     6. Approve the fees and other significant compensation to be paid to the independent auditors.

     7. On an annual basis, the committee shall request and ensure receipt of a formal written statement from the independent auditors regarding their independence and should review and discuss with the independent auditors all significant relationships they have with the company that could impair the auditors' independence.

     8. Review the independent auditor's audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

     9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to Audit Committee in accordance with AICPA SAS 61.

     10. Consider the independent auditors' judgments about the quality and appropriateness of the company's accounting principles as applied in its financial reporting and the adequacy of internal controls that could significantly affect the company's financial statements.


     Internal Audit Department and Legal Compliance
     ----------------------------------------------

     11. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

     12. Review the appointment, performance, and replacement of the senior internal audit executive. Approve the compensation plan for the senior internal audit executive.

     13. Review reports prepared by the internal audit department together with management's response and follow-up to these reports.

     14. On at least an annual basis, review with the company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.


     Other Audit Committee Responsibilities
     --------------------------------------

     15. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the company's annual proxy statement.

     16. Perform any other activities consistent with this charter, the company's by-laws, and governing law, as the committee or the Board of Directors deems necessary or appropriate.

     17. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

     18. Establish, review, and update periodically a code of ethical conduct and ensure that management has established a system to enforce this code.

     19. Periodically perform self-assessment of Audit Committee performance.

     While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the company's code of conduct.

                                                                       EXHIBIT B

                                    FORM OF

                              AMENDED AND RESTATED

                               MAF BANCORP, INC.

                             2000 STOCK OPTION PLAN

                               MAF BANCORP, INC.
                             2000 STOCK OPTION PLAN

         Section 1.  Establishment, Purpose, and Effective Date of Plan

     1.1 Establishment. MAF Bancorp, Inc., a Delaware corporation, hereby establishes the "MAF BANCORP, INC. 2000 STOCK OPTION PLAN" for key employees and non-employee directors. The Plan permits the grant of stock options and limited rights.

     1.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders, by encouraging and providing for the acquisition of an equity interest in the success of the Company and its affiliates, including Mid America Bank, by employees and non-employee directors, by providing additional incentives and motivation toward superior performance of the Company, and by enabling the Company to attract and retain the services of employees and non-employee directors upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

     1.3 Effective Date. The Plan shall become effective immediately upon its adoption by the Board of Directors of the Company, subject to ratification by the stockholders of the Company. Awards may be granted hereunder on or after the effective date but shall in no event be exercisable or payable to a Participant prior to such stockholder approval; and, if such approval is not obtained within twelve (12) months after the effective date, such Awards shall be of no force and effect.

                            Section 2.  Definitions

     2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

           "Award" means any Stock Option and related Limited Right (if applicable) granted under this Plan.

           "Bank" means Mid America Bank, fsb.

           "Board" means the Board of Directors of the Company.

           "Cause" shall mean any one of the following:

               (i) gross misconduct in, or the continued and willful refusal by the Participant after written notice by the Company to make himself available for, the performance of the Participant's duties for the Company or a subsidiary; or

               (ii) conviction for a felony for a matter related to the Company or a subsidiary; or

               (iii) suspension due to the direction of any authorized bank regulatory agency that the Participant be relieved of his duties and responsibilities to the Company or a subsidiary.

          "Change in Control" is defined in Section 11.2.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee" means the Administrative/Compensation Committee of the Board of Directors or such other committee appointed from time to time by the Board of Directors to administer this Plan. The Committee shall consist of two or more members, each of whom shall qualify as a "non-employee director," as the term (or similar or successor term) is defined by Rule 16b-3, and as an "outside director" within the meaning of Code Section 162(m) and regulations thereunder.

          "Company" means MAF Bancorp, Inc., a Delaware corporation.

          "Disability" means the permanent and total inability by reason of mental or physical infirmity, or both, of a Participant to perform the work customarily assigned to the Participant, as determined by a medical doctor selected or approved by the Committee. Such determination shall also conclude that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said Participant's lifetime.

          "Employee" means an employee (including officers and directors who are also employees) of the Company or its subsidiaries, or any branch or division thereof.

          "Fair Market Value" means the average of the highest and lowest trade prices of the Stock as reported by the Nasdaq Stock Market on a particular date. In the event that there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

          "Limited Right" means the right to receive an amount of cash or Stock based upon the terms set forth in Section 8.

          "Non-Employee Director" means any member of the Board of Directors who is not an Employee.

          "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan an Option may be either (i) an "Incentive Stock Option," or "ISO" within the meaning of Section 422 of the Code, (ii) a "Nonstatutory (Nonqualified) Stock Option," or "NSO," or (iii) any other type of option encompassed by the Code.

          "Participant" means any Non-Employee Director or Employee designated by the Committee to participate in the Plan.

          "Plan" means the MAF Bancorp, Inc. 2000 Stock Option Plan as set forth herein and any amendments hereto.

          "Retirement" means, with respect to a Participant, termination of employment other than for Cause, after the Participant's normal retirement date or early retirement date as from time to time set forth under any tax-qualified plan of the Company or any subsidiary which covers the Participant. In the case of a Non-Employee Director, "Retirement" means retirement as a director of the Company.

          "Rule 16b-3" means Rule 16b-3 or any successor or comparable rule or rules promulgated by the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934, as amended, applicable to Awards granted under the Plan.

          "Stock" means the Common Stock, $.01 par value per share, of the Company.

     2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                   Section 3.  Eligibility and Participation

     3.1 Eligibility and Participation. Participants in the Plan shall be selected by the Committee from among those employees who, in the opinion of the Committee, are employees in a position to contribute materially to the Company's continued growth and development and to its long-term financial success. Non-Employee Directors shall also be eligible to participate in the Plan.

                           Section 4.  Administration

     4.1 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof (whether taken during a meeting or by written consent), is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. To the extent deemed necessary or advisable for purposes of Rule 16b-3 or otherwise, the Board may act as the Committee hereunder.

                       Section 5.  Stock Subject to Plan

     5.1 Number of Shares Available for Awards. The total number of shares of Stock subject to Awards under the Plan may not exceed 1,800,000, of which all such shares may be issued with respect to Incentive Stock Options. Such number of shares shall be subject to adjustment upon occurrence of any of the events described in Section 5.4. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

     5.2 Individual Participant Limitations. The maximum aggregate number of shares of Stock with respect to Options granted in any calendar year under this Plan to any Participant shall be 100,000. Such number of shares shall be subject to adjustment upon occurrence of any of the events described in Section 5.4.

     5.3  Reuse.  If, and to the extent:

          (a) An option shall expire or terminate for any reason without having been exercised in full (including, without limitation, cancellation and re-grant), the shares of Stock subject thereto which have not become outstanding shall (unless the Plan shall have terminated) become available for issuance under the Plan.

          (b) Options granted under the Plan are exercised, and shares of Stock are tendered or withheld for the payment of the exercise price or to satisfy tax withholding amounts, then such number of shares of Stock tendered or withheld for the payment of the exercise price or to satisfy tax withholding amounts shall (unless the Plan shall have terminated) become available for issuance under the Plan.

     5.4 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock that occurs after ratification of the Plan by the stockholders of the Company by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, separation (including a spin-off), exchange of shares, or other similar corporate change or distribution of stock or property by the Company, the number and class of and/or price of shares of Stock subject to each outstanding Award, the number and class of shares of Stock available for Awards and the number and class of shares of Stock set forth in Sections 5.1 and 5.2, shall be adjusted appropriately by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share.

                          Section 6.  Duration of Plan

     6.1 Duration of Plan. The Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to Section 12 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Award may be granted under the Plan on or after February 28, 2010.

                           Section 7.  Stock Options

     7.1 Grant of Options. Subject to the provisions of Section 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant.

     7.2 Option Agreement. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other provisions as the Committee shall determine; provided, however that the term of an Option shall not exceed ten years.

     7.3 Option Price. No Option granted pursuant to the Plan shall have an Option price that is less than the Fair Market Value of the Stock on the date the Option is granted. However, if an Employee owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all such classes of stock), the purchase price per share of Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Stock on the date the Incentive Stock Option is granted.

     7.4 Exercise of Options. Options awarded under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve, either at the time of grant of such Options or pursuant to a general determination, and which need not be the same for all Participants, provided that, to the extent required to comply with Rule 16b-3, no Option granted to a Participant who is subject to Section 16(a) of the Securities Exchange Act of 1934, shall be exercisable within the first six months of its term, unless death or Disability of the Participant occurs during such period. Each Option which is intended to qualify as an Incentive Stock Option pursuant to Section 422 of the Code, and each Option which is intended to qualify as another type of ISO which may subsequently be authorized by law, shall comply with the applicable provisions of the Code pertaining to such Options.

     7.5 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the Stock. The Option price upon exercise of any Option shall be payable to the Company in full either:

          (a) in cash or its equivalent (including, for this purpose, the proceeds from a cashless exercise through a broker, or other borrowed funds as permitted by the Option Agreement),

          (b) by tendering previously-acquired Stock (including, for this purpose, Stock deemed tendered by affirmation of ownership), that (i) has an aggregate Fair Market Value at the time of exercise equal to the total Option price and (ii) has been owned by the Participant for at least six (6) months prior to the date of exercise (unless otherwise permitted by the Committee).

          (c) by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law, or

          (d) by a combination of (a), (b), and (c).

The exercise of an Option shall cancel any Limited Right granted with respect to the Option to the extent of the number of shares as to which the Option is exercised. As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the Participant a certificate or certificates representing acquired shares of Stock.

Notwithstanding the foregoing, the Option price payable with respect to the exercise of any Options by a Participant who has a deferral election in effect under the MAF Bancorp, Inc. Stock Option Gain Deferral Plan (the "Gain Deferral Plan") shall be made solely be tendering previously-acquired Stock in accordance with paragraph (b) above. In such an instance, as soon as practicable after receipt of notice of exercise and payment, the Company shall deliver to the trustee of the trust established under the Gain Deferral Plan, a certificate or certificates representing such number of shares of Stock determined by dividing
(i) the excess of (A) the Fair Market Value of the shares of Stock purchased pursuant to such Option exercise, over (B) the aggregate exercise price of the shares of Stock purchased, by (ii) the Fair Market Value of one share of Stock. In addition, as soon as practicable after receipt of such notice and payment of the Option price (other than payment by affirmation of ownership), the Company shall deliver to the Participant a certificate or certificates representing shares with a Fair Market Value equal to the aggregate option exercise price paid, net of tax withholding, if any, pursuant to Section 13. For purposes of the foregoing, Fair Market Value shall be determined on the date of Option exercise.

     7.6 Limitations on ISOs. Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code, the following additional provisions shall apply to the grant of Options which are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Code):

          (a) The aggregate Fair Market Value (determined as of the date the Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code; provided that, to the extent that such limitation is exceeded, any excess Options (as determined under the Code) shall be deemed to be Nonstatutory (Nonqualified) Stock Options.

          (b) Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the Options as Incentive Stock Options.

          (c) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board of Directors or the date this Plan was approved by the stockholders.

          (d) Unless exercised, terminated, or canceled sooner, all Incentive Stock Options shall expire no later than ten years after the date of grant. If any Employee, at the time an Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all such classes of stock), the Incentive Stock Option granted shall not be exercisable after the expiration of five years from the date of grant.

     7.7 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under the applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

     7.8 Termination of Employment or as a Director Due to Death, Disability, Retirement or after a Change in Control. Except as may otherwise be provided in the Option agreement, in the event the employment or service as a director of a Participant, as applicable, is terminated by reason of death, Disability, Retirement, or after a Change in Control, any outstanding Options whether or not then exercisable, may be exercised at any time prior to the expiration date of the Options or within three (3) years after such date of termination of employment, whichever period is the shorter. However, in the case of Incentive Stock Options, the favorable tax treatment prescribed under Section 422 of the Code shall not be available (in which case such Option shall thereafter be treated as a Non-statutory (Nonqualified) Stock Option for its remaining term) if: (a) in the case of a termination of employment due to Retirement or following a Change in Control, such Options are not exercised within three (3) months after the date of termination; or (b) in the case of termination of employment due to Disability, such Options are not exercised within twelve (12) months after the date of termination, provided such Disability constitutes total and permanent disability as defined in Section 22(e)(3) of the Code.

     7.9 Other Termination of Employment or as a Director. If prior to a Change in Control the employment or service as a director of the Participant, as applicable, shall terminate for any reason other than death, Disability, Retirement, or involuntarily for Cause, any outstanding Options which were immediately exercisable at the date of termination, may be exercised at any time prior to the expiration date of the Option or three months after such date of termination of employment or service as a director, whichever first occurs. Where termination of employment or service as a director is involuntarily for Cause, rights under all Options shall terminate immediately upon termination of employment.

     7.10 Nontransferability of Options. Except as provided below, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the Options (other than Incentive Stock Options) granted to a Participant to be on terms which permit transfer by such Participant to:

          (a) the spouse, children or grandchildren of the Participant ("Immediate Family Members");

          (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, or;

          (c) a partnership in which such Immediate Family Members are the only partners,

provided that:

               (i) there may be no consideration for any such transfer;

               (ii) the Award Agreement pursuant to which such Options are granted expressly provides for transferability in a manner consistent with this Section 7.10; and

               (iii) subsequent transfers of transferred Options shall be prohibited except transfers back to the Participant or those in accordance with Section 9.

Following a transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, provided that for purposes of Section 9 hereof the term "Participant" shall be deemed to refer to the transferee. The provisions of Sections 7 and 11 relating to the period of exercisability and expiration of the Option shall continue to be applied with respect to the original Participant, and the Option shall be exercisable by the transferee only to the extent, and for the periods, set forth in said Section 7 and 11.

                          Section 8. Limited Rights

     8.1 Grant of Limited Rights. Subject to the provisions of Sections 5 and 6, Limited Rights may be granted to Employees (but not Non-Employee Directors) simultaneously with the grant of any Option, with respect to all or some of the shares of Stock covered by such Option, as shall be determined by the Committee.

     8.2 Terms of Rights. A Limited Right may be exercised only following a Change in Control. The Limited Right may be exercised only when the underlying Option is eligible to be exercised, provided that the Fair Market Value of the underlying shares of Stock on the day of exercise is greater than the Option price of the related Option.

     8.3 Effect on Related Option. Upon exercise of a Limited Right, the related Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. The Limited Right is transferable only when the underlying option is transferable and under the same conditions.

     8.4 Payment. Upon exercise of a Limited Right, the Participant shall promptly receive from the Company an amount of cash equal to the excess of the Fair Market Value of the underlying shares of Stock on the date the Limited Right is exercised over the Option price of the related Option, multiplied by the number of shares of Stock with respect to which such Limited Right is being exercised. Notwithstanding the foregoing, the Committee may substitute Stock for cash in satisfaction of any payment due to a Participant under this Section 8.4 if it considers such substitution to be in the best interests of the Company and its shareholders. In the event of such substitution, the Company shall deliver to the Participant shares of Stock having a Fair Market Value equal to the cash payment that would otherwise have been made pursuant to this Section 8.4.

     8.5 Term of Limited Right. The term of the Limited Rights granted under the Plan shall be the same as the term of the related Option.

     8.6 Termination of Employment. In the event the employment of a Participant is terminated by reason of death, Disability, Retirement, or after a Change of Control, or any other reason, any Limited Rights outstanding shall terminate in the same manner as specified for the related Options under Sections
7.8 and 7.9 herein.

                      Section 9. Beneficiary Designation

     9.1 Beneficiary Designation. Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

                        Section 10. Rights of Employees

     10.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service as a director at any time, nor confer upon any Participant any right to continue in the employ or service as a director of the Company.

     10.2 Participation. No Employee or Non-Employee Director shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

                         Section 11. Change in Control

     11.1 In General. In the event of a Change in Control of the Company as defined in Section 11.2 below, all Awards under the Plan shall vest 100%, whereupon all Options and Limited Rights shall become exercisable in full.

     11.2 Definition. For purposes of the Plan, a "Change in Control" shall mean any of the following events:

          (a) a change in control which would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or

          (b) a change in control of the Company or the Bank within the meaning of the Home Owners Loan Act of 1933, as amended, and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof, including Section 574 of such regulations; or

          (c) without limitation, at such time as any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities, or makes an offer to purchase and completes the purchase of securities, of the Bank or Company representing 20% or more of the Bank's or Company's outstanding securities ordinarily having the right to vote at the election of directors except for (i) any securities purchased by the employee stock ownership plan and trust of the Company or a subsidiary or (ii) any securities of the Bank owned by the Company; or

          (d) individuals who constitute either the Company's Board of Directors on the date hereof (the "Incumbent Board"), or the Bank's Board of Directors on the date hereof (the "Bank Incumbent Board"), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board or the Bank Incumbent Board, as the case may be, or whose nomination for election by the stockholders was approved by the Nominating Committee serving under the Incumbent Board or the Bank Incumbent Board, shall be, for purposes of this clause (d), considered as though such individual was a member of the Incumbent Board or the Bank Incumbent Board, as the case may be; or

          (e) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or Company or similar transaction occurs; or

          (f) a proxy statement shall be distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Company and such proxy statement proposal is approved by the shareholders of the Company; or

          (g) a tender offer is made and completed for 20% or more of the outstanding securities of the Company.

However, notwithstanding anything contained in this section to the contrary, a Change in Control shall not be deemed to have occurred as a result of an event described in (a), (b), (c), (e) or (g) above which resulted from an acquisition or proposed acquisition of stock of the Company by a person, as defined in the OTS' Acquisition of Control Regulations (12 C.F.R. (S) 574) (the "Control Regulations"), who was an executive officer of the Company on the date of the adoption of the Plan and who has continued to serve as an executive officer of the Company as of the date of the event described in (a), (b), (c), (e) or (g) above (an "incumbent officer"). In the event a group of individuals acting in concert satisfies the definition of "person" under the Control Regulations, the requirements of the preceding sentence shall be satisfied and thus a change in control shall not be deemed to have occurred if at least one individual in the group is an incumbent officer.

         Section 12. Amendment, Modification, and Termination of Plan

     12.1 Amendment, Modification, and Termination of Plan. The Board at any time may terminate, and from time to time may amend or modify the Plan, in whole or in part, but no such action shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant. Notwithstanding the foregoing, unless approved by the shareholders of the Company, no amendment or modification of the Plan shall be effective which would increase the total amount of Stock which may be issued under the Plan, increase the maximum number of shares which may be subject to Awards granted under the Plan to a Participant during a calendar year or extend the maximum period during which Awards may be made under this Plan. For purposes of this Section 12.1, any adjustment under Section 5.1 or 5.2 upon the occurrence of any of the events described in Section 5.4 shall not constitute an amendment or modification of this Plan.

                          Section 13. Tax Withholding

     13.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the minimum Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. In no event shall such withholding amount exceed the minimum amount required by law to be withheld.

     13.2 Share Withholding. With respect to withholding required upon the exercise of Options or Limited Rights, or upon any other taxable event arising as a result of awards granted hereunder, Participants may elect to satisfy the minimum withholding requirement, in whole or in part, in cash or by having the Company withhold shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum amount of tax required to be withheld to cover any applicable income tax withholding and employment taxes; provided, however, that in the event a deferral election is in effect with respect to the shares of Stock deliverable upon exercise of an Option, then the Participant may only elect to have such minimum withholding made in cash or from the Stock tendered to exercise such Option. In no event shall such withholding amount exceed the minimum amount required by law to be withheld. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

                          Section 14. Indemnification

     14.1 Indemnification. Each person who is or shall have been a member of the Committee or of the Board, or who is or shall have acted on behalf or under authority of the Board or Committee, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                        Section 15. Requirements of Law

     15.1 Requirements of Law. The granting of Awards and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     15.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

REVOCABLE PROXY
                               MAF BANCORP, INC.
         55th Street & Holmes Avenue, Clarendon Hills, Illinois 60514
                                (630) 325-7300

                        ANNUAL MEETING OF SHAREHOLDERS
                          April 25, 2001, 10:00 a.m.

 The undersigned hereby appoints the Board of Directors of MAF Bancorp, Inc. ("MAF Bancorp"), each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of MAF Bancorp which the undersigned is entitled to vote only at the Annual Meeting of Shareholders (the "Annual Meeting"), to be held on Wednesday, April 25, 2001, at 10:00 a.m., local time, at Marie's Ashton Place, 341 W. 75th Street, Willowbrook, Illinois 60514, and at any and all adjournments thereof, as marked on the reverse side.

 This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

 The undersigned hereby acknowledges receipt from MAF Bancorp prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and proxy statement dated March 23, 2001, and the 2000 Annual Report to Shareholders.

  (Please mark this proxy and sign and date it on the reverse side hereof and return it in the enclosed envelope.)

                 (Continued and to be signed on reverse side.)

                               MAF BANCORP, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

1. Election of Directors for terms of three years each: 01-Terry A. Ekl, 02-Kenneth Koranda, 03-Lois B. Vasto and 04-Jerry A. Weberling

   For All  [_]           Withhold All  [_]        For All Except  [_]

(To withhold authority to vote for an individual nominee, write that nominee's name on the line provided below).


----------------------------------

2. Approval of a proposed amendment to the MAF Bancorp, Inc. 2000 Stock Option Plan.

   For  [_]               Against     [_]          Abstain [_]

3. Ratification of the appointment of KPMG LLP as independent auditors of MAF Bancorp, Inc. for the year ending December 31, 2001.

   For  [_]               Against     [_]          Abstain [_]

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

                                       Dated: ___________________________ , 2001

                                       -----------------------------------------
                                               Signature of Shareholder

                                       -----------------------------------------
                                               Signature of Shareholder

                                       Please sign exactly as your name appears on this card (do not print).

                                       Please indicate any change in address.
                                       When shares are held by joint tenants,
                                       both should sign, but only one signature is required. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.
--------------------------------------------------------------------------------